UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2011 (June 28, 2011)
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Alnylam Pharmaceuticals, Inc. (the “Company”) entered into a Sponsored Research Agreement dated as of July 27, 2009 with The University of British Columbia (“UBC”) and AlCana Technologies, Inc. (“AlCana”) (the “Research Agreement”), which Research Agreement the Company now deems to be a material agreement under Item 601(b)(10) of Regulation S-K. The Research Agreement is focused on the discovery of novel lipids for use in lipid nanoparticle (“LNP”) formulations for the systemic delivery of RNAi therapeutics. Pursuant to the terms of the Research Agreement, the Company is funding collaborative research over an initial two-year period, and recently exercised its right to extend the collaborative research and the Company’s funding for a third year, through July 2012. The collaborative research is being conducted by scientists at the Company together with scientists at UBC and AlCana.
Under the Research Agreement, the Company has exclusive rights to all new inventions relating to the delivery of oligonucleotides and other nucleic acid constructs, as well as sole rights to sublicense any resulting intellectual property to its current and future collaborators. UBC and AlCana are eligible to receive up to an aggregate of $1.325 million in milestone payments from the Company for each Licensed Product (as defined in the Research Agreement) directed to a particular Target (as defined in the Research Agreement), together with single-digit royalty payments on annual product sales.
Concurrent with the execution of the Research Agreement, the Company also entered into a Supplemental Agreement with Tekmira Pharmaceuticals Corporation (“Tekmira”), Protiva Biotherapeutics Inc., a wholly-owned subsidiary of Tekmira (“Protiva”), UBC and AlCana (the “Supplemental Agreement”), which contains additional terms regarding the intellectual property rights arising out of the Research Agreement. Pursuant to the terms of the Supplemental Agreement, each of Tekmira and Protiva has the right to use new inventions under the Research Agreement for its own RNAi therapeutic programs that are licensed under the Company’s InterfeRx program and would be required to pay milestones and royalties to UBC and AlCana in connection with such use.
Pursuant to the terms of the Supplemental Agreement, each of Tekmira and Protiva waived all prohibitions and restrictions on certain former Tekmira employees who are now working at UBC and AlCana in connection with their performance of the collaborative research under the Research Agreement and granted the Company, AlCana, UBC and such former Tekmira employees a covenant not to sue for any cause of action relating to such activities that arose out of their former employment with Tekmira.

Item 8.01.	Other Events.
On June 28, 2011, the Company served and filed an Answer and Counterclaim to Plaintiff’s First Amended Complaint in the action entitled Tekmira Pharmaceuticals Corporation and Protiva Biotherapeutics, Inc., v. Alnylam Pharmaceuticals, Inc. and AlCana Technologies, Inc. pending in the Business Litigation Section of the Suffolk County Superior Court, in Boston, Massachusetts. A copy of the Company’s Answer and Counterclaim to Plaintiff’s First Amended Complaint is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

10.1†	Sponsored Research Agreement dated as of July 27, 2009 by and among the Company, The University of British Columbia and AlCana Technologies, Inc.
10.2†
Supplemental Agreement effective July 27, 2009 by and among the Company, Tekmira Pharmaceuticals Corporation, Protiva Biotherapeutics Inc., The University of British Columbia and AlCana Technologies, Inc.

99.1	Answer and Counterclaim of Alnylam Pharmaceuticals, Inc.

†	Indicates confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: June 29, 2011	By:	/s/ Michael P. Mason
Michael P. Mason
Vice President, Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1†	Sponsored Research Agreement dated as of July 27, 2009 by and among the Company, The University of British Columbia and AlCana Technologies, Inc.
10.2†
Supplemental Agreement effective July 27, 2009 by and among the Company, Tekmira Pharmaceuticals Corporation, Protiva Biotherapeutics Inc., The University of British Columbia and AlCana Technologies, Inc.

99.1	Answer and Counterclaim of Alnylam Pharmaceuticals, Inc.

†	Indicates confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.